EXHIBIT 5.1

ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX WWW.FOLEY.COM

March 23, 2023

Regency Centers Corporation

Regency Centers, L.P.

One Independent Drive, Suite 114

Jacksonville, Florida 32202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-3 of Regency Centers Corporation (“Regency” or the “Company”) and Regency Centers, L.P. (the “Operating Partnership”) and, under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed issuance from time to time, as set forth in the prospectus contained in such Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus, of (a) the “Operating Partnership’s debt securities (the “Debt Securities”) and warrants to purchase debt securities, (b) Regency’s common stock, par value $0.01 per share, and special common stock, par value $0.01 per share (collectively, the “Common Shares”), (c) one or more series of Regency’s preferred stock, par value $0.01 per share (the “Preferred Shares”), (d) Regency’s depositary shares representing whole or fractional parts of one or more series of Common Shares or Preferred Shares (the “Depositary Shares”), (e) Regency’s warrants to purchase Regency’s common stock, preferred stock or depository shares (“Warrants”), (f) purchase contracts and units that relate to or are comprised of any of the foregoing securities, and (g) the guarantee of Regency with respect to the Debt Securities (the “Guarantees”), to be issued against payment therefore.

In connection with the issuance of such securities, we have examined and are familiar with: (a) the articles of incorporation and bylaws of Regency, as presently in effect, (b) the agreement of limited partnership of the Operating Partnership, as presently in effect, (c) the proceedings of and actions taken by the Board of Directors of Regency, on its own behalf, in connection with the issuance and sale of the securities, (d) the proceedings of and actions taken by the Board of Directors of Regency as general partner of the Operating Partnership, in connection with the issuance and sale of the securities, (e) the form of indenture among the Operating Partnership, Regency and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, and 4.7 to the Registration Statement (the “Indenture”) and (f) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

Based upon the foregoing and subject to the qualifications set forth herein, it is our opinion that:

(1) When (a) the Board of Directors of Regency has taken all necessary corporate action in conformity with Florida law and the articles of incorporation and bylaws of Regency to approve the issuance of Common Shares, and (b) Common Shares have been issued and sold against payment of the consideration therefore as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Common Shares, those Common Shares will be validly issued, fully paid and nonassessable.

(2) When (a) the Board of Directors of Regency has taken all necessary corporate action in conformity with Florida law and the articles of incorporation and bylaws of Regency to designate a series of Preferred Shares and approve the issuance of Preferred Shares of such series, (b) the amendment to Regency’s articles of incorporation so designating such series has been filed with the Florida Department of State, and (c) Preferred Shares of such series have been issued and sold against

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

March 23, 2023

payment of the consideration therefore as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Preferred Shares, those Preferred Shares will be validly issued, fully paid and nonassessable.

(3)(A) When (a) the Board of Directors of Regency has taken all necessary corporate action in conformity with Florida law and the articles of incorporation and bylaws of Regency to approve the issuance of Common Shares and the issuance of Depositary Shares representing such Common Shares, and (b) Depositary Shares have been issued and sold against payment of the consideration therefore as described in the Registration Statement and the applicable deposit agreement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Depositary Shares, the underlying Common Shares will be validly issued, fully paid and nonassessable, and those Depositary Shares will represent legal and valid contractual fractional interests in the underlying Common Shares.

(3)(B) When (a) the Board of Directors of Regency has taken all necessary corporate action in conformity with Florida law and the articles of incorporation and bylaws of Regency to designate a series of Preferred Shares and approve the issuance of Preferred Shares of such series and the issuance of Depositary Shares representing such series of Preferred Shares, (b) the amendment to Regency’s articles of incorporation so designating such series has been filed with the Florida Department of State, and (c) Depositary Shares have been issued and sold against payment of the consideration therefore as described in the Registration Statement and the applicable deposit agreement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Depositary Shares, the underlying Preferred Shares will be validly issued, fully paid and nonassessable, and those Depositary Shares will represent legal and valid contractual fractional interests in the underlying Preferred Shares.

(4) When (a) the Board of Directors of Regency has taken all necessary corporate action in conformity with Florida law and the articles of incorporation and bylaws of Regency to approve the issuance of Warrants or warrants to purchase Debt Securities and the securities underlying such Warrants or warrants to purchase Debt Securities, and (b) the Warrants or warrants to purchase Debt Securities have been issued and sold against payment of the consideration therefore as described in the Registration Statement and the applicable warrant agreement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those Warrants or warrants to purchase Debt Securities, those Warrants or warrants to purchase Debt Securities will be legally issued and will be valid and binding obligations of the Company or the Operating Partnership, as applicable.

(5) When (a) the Board of Directors of Regency has taken all necessary corporate action in conformity with Florida law and the articles of incorporation and bylaws of Regency to approve the issuance of purchase contracts and the securities underlying such purchase contracts, and (b) purchase contracts have been issued and sold against payment of the consideration therefore as described in the Registration Statement and the applicable purchase contract, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those purchase contracts, those purchase contracts will be legally issued and will be valid and binding obligations of the Company.

(6) When (a) the Board of Regency Centers Corporation has taken all necessary corporate action in conformity with Florida law and the articles of incorporation and bylaws of Regency to approve the issuance of units and the securities comprising such units, and (b) when units have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the Board, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to those units, those units will be legally issued and will be valid and binding obligations of the Company.

March 23, 2023

(7) Upon approval of the terms of the Debt Securities by the Board of Directors of Regency in accordance with the Indenture, the Debt Securities will be duly authorized, and when duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture, will constitute valid and legally binding obligations of the Operating Partnership enforceable in accordance with their terms.

(8) Upon approval of the terms of the Guarantees by the Board of Directors of Regency in accordance with the Indenture, the Guarantees will be duly authorized, and when duly executed, issued and delivered in accordance with the terms of the Indenture, and when the Debt Securities have been executed, authenticated, issued and delivered against payment therefor, the Guarantees will constitute valid and legally binding obligations of Regency enforceable in accordance with their terms.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 in said Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ FOLEY & LARDNER LLP